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                                   Ex. 10.55


                               TERM LOAN AGREEMENT

         TERM LOAN AGREEMENT, dated as of the 26th day of November, 1997, by and between RURAL/METRO CORPORATION, a corporation organized under the laws of Delaware, as borrower (the "Borrower"), and FIRST UNION NATIONAL BANK, as lender (the "Lender").

                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lender has agreed to extend, a term loan in a principal amount equal to $5,000,000 to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Revolving Credit Agreement (as defined below). In addition, the following terms when used in this Agreement shall have the meanings assigned to them below:

         "Agreement" means this Term Loan Agreement, as amended, restated, supplemented or otherwise modified.

         "Borrower" means Rural/Metro Corporation, a Delaware corporation, in its capacity as borrower hereunder.

         "Closing Date" means the date of this Agreement.

         "Commitment" means the obligation of the Lender to make the Loan to the Borrower hereunder in an aggregate principal amount of $5,000,000.

         "Credit Facility" means the credit facility established pursuant to
Article II hereof.

         "Default" means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Event of Default" means any of the events specified in Section 7.1; provided, that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Interest Period" means a period of one month with respect to the initial Interest Period and each successive Interest Period thereafter; provided that (a) the initial Interest Period shall

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commence on the date of the initial advance of the Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires, (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day (unless the next succeeding Business Day falls in another calendar month in which case the Interest Period shall end on the next preceding Business Day), (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (d) no Interest Period shall extend beyond the Maturity Date.

         "Lender" means First Union National Bank in its capacity as lender hereunder.

         "LIBOR" means the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Lender to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the Loan.

         "Loan" means the term loan made to the Borrower pursuant to Section
2.1.

         "Loan Documents" means, collectively, this Agreement, the Note, and each other document, instrument and agreement executed and delivered by the Borrower in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified.

         "Maturity Date" means the date which is one hundred twenty (120) days from the Closing Date.

         "Note" means the separate Term Note made by the Borrower payable to the order of the Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loan, (b) all payment and other obligations owing by the Borrower to the Lender under any Hedging Agreement and (c) all other reasonable fees (including reasonable attorney's fees), commissions, charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lender pursuant to this Agreement or any other


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Loan Document, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

         "Reserve Requirement" means the actual daily arithmetic reserve requirement imposed on the Lender by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) of the Lender for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period.

         "Revolving Credit Agreement" means the Credit Agreement dated as of September 29, 1995 (as amended by the First Amendment to Credit Agreement dated as of December 20, 1996, as amended by the Second Amendment to Credit Agreement dated as of May 28, 1997, and as further amended, restated, supplemented or otherwise modified from time to time) by and among Rural/Metro Corporation, as Guarantor, certain Subsidiaries thereof listed on the signature pages thereto, as Initial Borrowers, any Additional Borrowers who may become party thereto, the Lenders referred to therein, and First Union National Bank (f/k/a First Union National Bank of North Carolina), as Agent for the Lenders.

         SECTION 1.2. Miscellaneous.

         (a) General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Revolving Credit Agreement. The terms and conditions of each article, section or subsection of the Revolving Credit Agreement which are incorporated in this Agreement by reference shall continue as such terms and conditions are set forth in the Revolving Credit Agreement on the Closing Date hereof irrespective of any termination of the Revolving Credit Agreement. A copy of the Revolving Credit Agreement is attached hereto as Exhibit B.

                                   ARTICLE II

                                 CREDIT FACILITY

         SECTION 2.1. Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to make the Loan to the Borrower in a principal amount equal to the Commitment.


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         SECTION 2.2. Repayment of the Loan. The Borrower shall repay the principal amount of the Loan, together with all accrued and unpaid interest, in a single installment due and payable in full on the Maturity Date.

         SECTION 2.3. Term Note. The Loan and the obligation of the Borrower to repay the Loan shall be evidenced by the Note executed by the Borrower payable to the order of the Lender representing the Borrower's obligation to pay the Commitment. The Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 2.7.

         SECTION 2.4. Procedure for Advance of the Loan. Subject to the terms and conditions of this Agreement, not later than 1:00 p.m. (Charlotte time) on the Closing Date, the Lender will disburse the proceeds of the Loan in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Lender.

         SECTION 2.5. Use of Proceeds. The Borrower shall use the proceeds of the Loan for working capital and general corporate requirements of the Borrower.

         SECTION 2.6. Prepayment of the Loan. Provided the Lender receives at least three (3) Business Days' prior notice thereof and Borrower contemporaneously pays all unpaid interest accrued thereon, the Borrower may from time to time prepay, at its option, any portion of the unpaid principal balance of the Note but only upon the expiration of any Interest Period therefor. Subject to the following sentence, any optional prepayment permitted hereby shall be without premium or penalty and shall be applied in the manner the Lender may elect in its sole and absolute discretion. Each prepayment referred to herein shall be accompanied by such amounts as shall be necessary to indemnify the Bank for any loss, cost or expense incurred by the Bank as set forth in Section 2.11 hereof.

         SECTION 2.7. Interest.

         (a) Rate of Interest. Subject to Section 2.7(b), the Loan shall bear interest on the unpaid principal balance outstanding from time to time at LIBOR plus 1.625%.

         (b) Default Rate of Interest. In the event of and so long as any Default or Event of Default shall exist under any Loan Document, interest shall be payable daily on the unpaid principal balance of the Note at a per annum rate equal to the rate then applicable to the Note plus two percent (2%) per annum. Interest shall continue to accrue on the Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (c) Interest Payment and Computation. Subject to prepayment and acceleration of the Loan as provided herein and to the provisions of Article VII hereof, interest on the unpaid principal balance of the Note shall be payable in arrears on the Maturity Date. Interest and fees provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of


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days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

         (d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay nor contract to pay, and that the Lender not receive nor contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 2.8. Upfront Fee. In consideration of making the Loan under this Agreement and in order to compensate the Lender for its obligations hereunder, the Borrower shall pay to the Lender on the Closing Date an upfront fee of $25,000. Such upfront fee shall be fully earned on the Closing Date and shall not be refundable or rebatable by reason of prepayment, acceleration upon Event of Default or any other circumstance and shall survive any termination of this Agreement.

         SECTION 2.9. Manner of Payment. Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loan or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Lender, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Subject to the definition of Interest Period, if any payment under this Agreement or the Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

         SECTION 2.10. Changed Circumstances.

         (a) Circumstances Affecting LIBOR Availability. If, with respect to any Interest Period, the Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered (through Telerate Page 3750 or otherwise) for such Interest Period to the Lender, then the Lender shall forthwith give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist (which notification shall be given promptly, but in


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any event within ten (10) days after the Lender obtains actual knowledge that such circumstances no longer exist), the obligation of the Lender to make the Loan bearing interest based on LIBOR shall be suspended, and the Loan shall bear interest based on the Base Rate from and after the last day of the then current Interest Period applicable to the Loan.

         (b) Laws Affecting LIBOR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to honor its obligations hereunder to make or maintain the Loan bearing interest based on LIBOR, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist (which notification shall be given promptly, but in any event within ten (10) days after the Lender obtains actual knowledge that such circumstances no longer exist), (i) the obligation of the Lender to make the Loan bearing interest based on LIBOR shall be suspended, and thereafter the Loan shall bear interest based on the Base Rate from and after the last day of the then current Interest Period applicable to the Loan and (ii) notwithstanding clause (i) above, if the Lender may not lawfully continue to maintain the Loan bearing interest based on LIBOR to the end of the then current Interest Period applicable thereto, the interest rate applicable to the Loan shall immediately be converted to the Base Rate.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject the Lender to any tax, duty or other charge with respect to the Loan or the Note or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Loan or the Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of the Lender); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System other than any change in the Reserve Requirements), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender or shall impose on the Lender or the foreign exchange and interbank markets any other condition affecting the Loan or the Note;

and the result of any of the foregoing is to increase the costs to the Lender of maintaining the Loan bearing interest based on LIBOR or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of a Loan bearing interest based on LIBOR, then the Lender shall promptly notify the Borrower of such fact and demand compensation


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therefor and, within fifteen (15) days after such notice by the Lender, the
Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle the Lender to compensation pursuant to this Section 2.10(c); provided, that the Lender shall incur no liability whatsoever to the Borrower in the event it fails to do so. The Lender shall supply the Borrower with a certificate setting forth the basis for determining such additional amount or amounts necessary to compensate the Lender.

         (d) Reserve Requirements. In the event that the Lender shall determine at any time that, by reason of Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), the Lender is required to maintain Reserve Requirements during any period that the Loan bears interest based on LIBOR, then the Lender shall promptly notify the Borrower by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts reasonably determined by the Lender to be required to indemnify the Lender against the cost of maintaining such Reserve Requirements (such written notice to provide a computation of such additional amounts) and the Borrower shall directly pay to the Lender such specified amounts as additional interest hereunder.

         SECTION 2.11. Indemnity. The Borrower hereby indemnifies the Lender against any loss or expense actually incurred by the Lender in connection with the Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with the Loan or (b) due to any payment or prepayment of any Loan on a date other than the last day of the Interest Period therefor. The Lender's calculations of any such loss or expense shall be furnished to the Borrower.

         SECTION 2.12. Capital Requirements. If, after the date of this Agreement, either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has the effect of reducing the rate of return on the capital of, or has affected the amount of capital required to be maintained by, the Lender or any corporation controlling the Lender as a consequence of, or with reference to its Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within fifteen (15) days after written demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. A certificate as to such amounts shall be submitted to the Borrower.



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         SECTION 2.13. Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, in the case of the Lender, income and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 2.13(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes (other than income, franchise, excise and property taxes to which the Lender would have been subject in the absence of this Agreement and the provision for security in connection with the execution of this Agreement), levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loan, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, that this indemnification shall not apply to any Taxes, Other Taxes or related liability arising as the result of the gross negligence or willful misconduct of the Lender. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Lender.

         (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of the Obligations and the termination of the Commitment.


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                                   ARTICLE III

                 CLOSING; CONDITIONS TO CLOSING AND INITIAL LOAN

         SECTION 3.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on November 26, 1997, or on such other date as the parties hereto shall mutually agree.

         SECTION 3.2. Conditions to Closing and Initial Loan. The obligation of the Lender to close this Agreement and to extend the Loan is subject to the satisfaction of each of the following conditions:

         (a) Loan Documents. The Loan Documents shall have been duly executed by Borrower and delivered to the Lender.

         (b) General Certificate. The Borrower shall have delivered to the Lender a general certificate as to the due organization and authority of the Borrower and the incumbency of its officers in form and substance satisfactory to the Lender.

         (c) Officer's Certificate. The Lender shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

         (d) Legal Opinion. The Lender shall have received the legal opinion of counsel to the Borrower in form and substance acceptable to the Lender.

         (e) Fees and Expenses. The Lender shall have received all fees, charges and other expenses (including, without limitation, legal fees and expenses) due in connection with the transactions contemplated hereby.

         (f) Other Documents, Instruments and Assurances. The Lender shall have received such other documents, instruments and assurances as may be deemed reasonably necessary by the Lender or its counsel in connection with the transactions contemplated hereby.

         SECTION 3.3. Waiver of Conditions Precedent. If the Lender makes the Loan or advance hereunder prior to the fulfillment of any of the conditions precedent set forth in this Article III, the making of such Loan or advance shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and the Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

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                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 4.1. Representations and Warranties. To induce the Lender to enter into this Agreement and to extend the Loan, the Borrower hereby represents and warrants to the Lender that each and every representation and warranty of the Borrower set forth in Article VI of the Revolving Credit Agreement is true, correct and complete in all material respects.

         SECTION 4.2. Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                    ARTICLE V

                        FINANCIAL INFORMATION AND NOTICES

         Until the Loan has been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will furnish or cause to be furnished to the Lender each and every financial statement, certificate or other document or instrument required to be delivered to the Lenders pursuant to
Article VII of the Revolving Credit Agreement. So long as the Lender is the "Agent" under the Revolving Credit Agreement, the Borrower's furnishing of all such financial statements, certificates and other documents or instruments to the Agent which are required to be delivered to the Agent under the Revolving Credit Agreement shall constitute delivery to the Lender under this Article V.

                                   ARTICLE VI

                                    COVENANTS

         Until the Loan has been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will, and will cause each of its Subsidiaries to comply with each and every covenant and agreement set forth in Articles VIII, IX, and X of the Revolving Credit Agreement.

                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         SECTION 7.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be

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effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment. (i) The Borrower shall default in any payment of principal of the Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise), (ii) the Borrower shall fail to make any payment of interest on the Loan or the Note or any fee due hereunder within three (3) Business Day after the same becomes due and payable or (iii) the Borrower shall fail to make any payment of any other amount due hereunder or under any other Loan Document within five (5) Business Days after written notice that such amount has become due and payable has been given to the Borrower by the Bank.

         (b) Misrepresentation. Any representation or warranty made by the Borrower under this Agreement, any Loan Document or any amendment hereto or thereto, shall prove to be incorrect or misleading in any material respect as of the date made.

         (c) Cross-Default to Revolving Credit Agreement. An Event of Default shall have occurred under the Revolving Credit Agreement.

         SECTION 7.2. Remedies. Upon the occurrence of an Event of Default, the Lender may, by notice to the Borrower:

         (a) Acceleration; Termination of Credit Facility. Declare the principal of and interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Commitment; provided, that upon the occurrence of an Event of Default specified in Section 12.1(g) or (h) of the Revolving Credit Agreement, the Commitment shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 7.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any

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Event of Default. No course of dealing between the Borrower and the Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

         SECTION 7.4. Set-off. Except to the extent prohibited by law, in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lender and any assignee of the Lender in accordance with this Agreement are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lender, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 7.2.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1.               Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the fifth (5th) Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

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
                  If to the Borrower:  Rural/Metro Corporation
                                       8401 E. Indian School, Road
                                       Scottsdale, Arizona 85251
                                       Attention:        Mark E. Liebner
                                       Telephone:        (602) 481-3229
                                       Telecopy:         (602) 481-3328
                                                                   and
                                       Attention:        William R. Crowell
                                       Telephone:        (602) 481-3317
                                       Telecopy:         (602) 481-3279

                  With copies to:      O'Connor, Cavanagh, Anderson,
                                       Westover, Killingsworth & Beshears
                                       One East Camelback Road, Suite 1100
                                       Phoenix, Arizona 85012-1656
                                       Attention:         John B. Furman
                                       Telephone:        (602) 263-2746
                                       Telecopy:         (602) 263-2900
                                                                   and
                                       Attention:        Karl A. Freeburg
                                       Telephone:        (602) 263-2508
                                       Telecopy:         (602) 263-2900

                  If to the Lender:    First Union National Bank
                                       One First Union Center
                                       301 South College Street, TW-10
                                       Charlotte, North Carolina  28288-0608
                                       Attention:        Syndication Agency
                                                         Services
                                       Telephone:        (704) 383-0281
                                       Telecopy:         (704) 383-0288

         SECTION 8.2. Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Lender in connection with: (a) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all reasonable due diligence expenses, reasonable appraiser's fees, reasonable search fees, recording fees, taxes and reasonable fees and disbursements of counsel for the Lender; (b) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Lender, reasonable search fees, reasonable appraiser's fees, recording fees and taxes imposed in connection therewith; and (c) consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons. In addition, the Borrower will

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
pay all reasonable out-of-pocket expenses of the Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel (including the allocated cost of in-house counsel) and of experts and other consultants retained by the Lender.

         SECTION 8.3. Governing Law. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         SECTION 8.4. Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Agreement, the Note or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, by mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notice in
Section 8.1. Nothing in this Section 8.5 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 8.5. Arbitration.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

         (b) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone or in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 8.6. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 8.7. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

         SECTION 8.8. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. Therefore, the Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 8.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         SECTION 8.10. Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 8.11. Indemnification. The Borrower agrees to reimburse the Lender for all reasonable out-of-pocket costs and expenses, including all reasonable counsel (including the allocated cost of in-house counsel), appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the other Loan Documents,
(b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents, and (c) the collection or enforcement of the Obligations or any of them; provided, that the Borrower shall not be obligated to reimburse the Lender for costs and expenses, or indemnify the Lender for any loss, resulting from the gross negligence or willful misconduct of the Lender.

         SECTION 8.12. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitment has not been terminated.

         SECTION 8.13. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article VIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         SECTION 8.14. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 8.15. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 8.17. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 8.18. Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained herein and in Articles VIII, IX and X of the Revolving Credit Agreement shall be given independent effect. Accordingly, the Borrower and any other applicable Person shall not engage in any transaction or other act otherwise permitted under any covenant contained herein or in Articles VIII, IX and X of the Revolving Credit Agreement if, before or after giving effect to such transaction or act, the Borrower or any other applicable Person shall or would be in breach of any other covenant contained herein or in Articles VIII, IX and X of the Revolving Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                  RURAL/METRO CORPORATION

                                  By:      ____________________________________
                                  Name:    ____________________________________
                                  Title:   ____________________________________


                                  FIRST UNION NATIONAL BANK

                                  By:      ____________________________________
                                  Name:    ____________________________________
                                  Title:   ____________________________________

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